EXHIBIT 32.1

CERTIFICATION PURSUANT TO

19 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual report of Sentry Petroleum Ltd. (the “Company”) on Form 10-K for the year ended February 28, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Raj Rajeswaran, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

 The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ RAJ RAJESWARAN
Raj Rajeswaran
President and Chief Executive Officer
(Principal Executive Officer)

Date:  May 31, 2011

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Sentry Petroleum Ltd. and will be retained by Sentry Petroleum Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.